Exhibit 99.1

SIZELER ISSUES STATEMENT IN RESPONSE TO INQUIRIES ABOUT EFFECTS OF HURRICANE KATRINA

New Orleans, August 31, 2005 -- Sizeler Property Investors, Inc. (NYSE: SIZ) today issued the following statement in response to inquiries:

Given the current storm-related emergencies in our markets caused by Hurricane Katrina -- particularly New Orleans and southeastern Louisiana, and Mobile, Alabama -- it is too soon for Sizeler to have reliable information to determine the nature and extent of the damage sustained, if any, by individual Sizeler properties in these areas. As soon as practicable after the immediate effects of the storm subside, Sizeler will begin to assess all storm-affected properties and when appropriate will update shareholders.

Sizeler is in the process of implementing contingency plans for the temporary relocation of its Kenner, LA corporate and operations office, which is without power and phone service, and expects this office to open within days. Sizeler's website is presently off-line, but will be restored to service as soon as possible.

Commenting on the situation, Sidney W. Lassen, Chairman and Chief Executive Officer of Sizeler stated, "The devastation of Hurricane Katrina is clearly a tragedy that is unfolding. As best we can determine, all of Sizeler's employees in the areas that are affected are safe. We continue to pray for the well being of the residents of the communities affected by Katrina."

Sizeler Property Investors, Inc. currently owns thirty properties, consisting of three enclosed regional malls, thirteen retail shopping centers and fourteen apartment communities. Sixteen of the Company's properties are located in Louisiana, ten in Florida and four in Alabama.

Forward-Looking Statements

Investors and potential investors in our securities are cautioned that a number of factors could adversely affect our Company and cause actual results to differ materially from those in the forward-looking statements and forecasts, including, but not limited to (a) the inability to lease current or future vacant space in our properties; (b) decisions by tenants and anchor tenants who own their space to close stores at our properties, as the result of individual operating decisions, internal reorganization, or other factors; (c) the inability of tenants to pay rent and other expenses or other tenant financial difficulties; (d) disruption of tenant operations or uninsured repair costs as the result of hurricanes in the southeastern U.S. or other adverse weather conditions or forces of nature; (e) general economic and world conditions, including threats to the United States homeland from unfriendly factions; (f) decreases in rental rates available from tenants; (g) increases in operating costs at our properties; (h) increases in corporate operating costs associated with new regulatory requirements; (i) lack of availability of financing for acquisition, development and rehabilitation of properties by us; (j) force majeure as it relates to construction and renovation projects; (k) possible dispositions of mature properties because we are continuously engaged in the examination of our various lines of business; (l) increases in interest rates; (m) a general economic downturn resulting in lower retail sales and causing downward pressure on occupancies and rents at retail properties; (n) the adverse tax consequences if we were to fail to qualify as a REIT in any taxable year; and (o) inability to purchase or sell properties in the amount and at the times expected or forecast by management; (p) increases in market prices for properties such that the Company would be required to purchase properties at lower cap rates or at lower revenue run rates; (q) inability of our Company to implement its strategic initiatives for foregoing or other reasons. Although management believes that the assumptions on which the forecasts were made are reasonable, management cannot provide any assurance that the results contained in these forecasts will be attained, whether on account of the foregoing factors or other uncertainties outside of management's control. Except as required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements made herein, whether as a result of new information, future events, changes in assumptions or otherwise.

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PROXY SOLICITATION

Because Sizeler is currently in a proxy contest, it is required to make the following disclosures to its stockholders:

SIZELER PROPERTY INVESTORS, INC. AND ITS DIRECTORS, INCLUDING THOSE DIRECTORS WHO ARE ALSO EXECUTIVE OFFICERS, MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 27, 2005. A LISTING OF THE SIZELER DIRECTORS AND CERTAIN OTHER INFORMATION REGARDING THEIR DIRECT AND INDIRECT INTERESTS IN THE SOLICITATION IS INCLUDED IN EXHIBIT A TO THE COMPANY'S PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A FILED ON AUGUST 22, 2005.

SIZELER WILL ALSO BE FILING A DEFINITIVE PROXY STATEMENT, FORM OF PROXY SOLICITED BY SIZELER'S BOARD OF DIRECTORS AND OTHER RELEVANT DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH ITS 2005 ANNUAL MEETING. STOCKHOLDERS OF SIZELER ARE ADVISED TO READ, WHEN AVAILABLE, SIZELER'S DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED BY SIZELER WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH SIZELER'S SOLICITATION OF PROXIES FOR THE 2005 ANNUAL MEETING TO BE HELD ON OCTOBER 27, 2005 BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. STOCKHOLDERS OF SIZELER AND OTHER INTERESTED PARTIES MAY OBTAIN FREE OF CHARGE, WHEN AVAILABLE, COPIES OF THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS FILED BY SIZELER WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING THE PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A FILED ON AUGUST 22, 2005), AT THE SEC'S INTERNET WEBSITE HTTP://WWW.SEC.GOV AND ALSO ON SIZELER'S INTERNET WEBSITE HTTP://WWW.SIZELER.NET WHEN SERVICE TO THE WEBSITE HAS BEEN RESTORED. THE PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A FILED AUGUST 22, 2005, AND, WHEN AVAILABLE, THE DEFINITIVE PROXY STATEMENT AND FORM OF PROXY SOLICITED BY SIZELER'S BOARD OF DIRECTORS FOR THE 2005 ANNUAL MEETING TO BE HELD ON OCTOBER 27, 2005 ALSO MAY BE OBTAINED FREE OF CHARGE BY CONTACTING MORROW & CO., INC., WHICH IS ASSISTING SIZELER IN THE SOLICITATION OF PROXIES, AT (800) 654-2468 OR (212) 754-8000 (COLLECT).